Exhibit 4.17
to Registration Statement

CERTIFICATE OF TRUST
of
CENTURYTEL CAPITAL TRUST I

        The undersigned Trustees of CenturyTel Capital Trust I, pursuant to the Delaware Business Trust Act (12 Del. C. § 3801, et seq.), HEREBY CERTIFY:

1.     Name. The name of the business trust formed hereby is CenturyTel Capital Trust I.

2.     Delaware Trustee. The name and business address of the Delaware Trustee of the trust in the State of Delaware are as follows:

Chase Manhattan Bank USA, National Association
c/o JPMorgan Chase Bank
Attention: Institutional Trust Services
500 Stanton Christiana Road
Building 4/Floor3
Newark, Delaware 19713.

3.    Effective Date. This Certificate of Trust shall be effective as of the date of filing with the office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust as of the 12th day of March, 2002.

DELAWARE TRUSTEE:
CHASE MANHATTAN BANK USA,
NATIONAL ASSOCIATION
By: /s/ Denis Kelly
Name: Denis Kelly
Title: Assistant Vice President

OTHER TRUSTEES:
/s/ Glen F. Post, III
Glen F. Post, III
/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.